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                                                                      EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

_________________________________________________________________________________________________________________________
                                        Predecessor Company  |                                                The Company
                                 --------------------------  | -----------------------------------------------------------
                                                             |  Forty-six
                                                             |      Weeks
                                                  Six Weeks  |   from May
                                 Fiscal Year     from March  |    7, 1999        Fiscal Year    Fiscal Year   Fiscal Year
                                       Ended     30, through |    through              Ended          Ended         Ended
(in thousands)                     March 29,         May 6,  |  March 27,          March 26,      March 25,     March 31,
                                       1999            1999  |       2000               2001           2002          2003
-------------------------------------------------------------------------------------------------------------------------
                                                             |
                                                             |
                                                             |
                                                             |
Ratio of earnings to fixed                                   |
charges (1)................         1.5x            1.4x     |         --                 --             --       1.9x
_____________________________________________________________|___________________________________________________________


(1) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income (loss) before income taxes and extraordinary items plus fixed charges) by fixed charges (interest expense plus that portion of rental expense deemed to represent interest and amortization of deferred debt issuance costs). For fiscal years 2002 and 2001, and the period from May 7, 1999 through March 27, 2000, historical earnings were insufficient to cover fixed charges by $18.5 million, $8.4 million and $17.6 million, respectively.